UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2015

Lazard Ltd

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-32492	98-0437848
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Clarendon House 2 Church Street Hamilton, Bermuda	HM-11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2015, Lazard Group LLC (“Lazard Group”), a subsidiary of Lazard Ltd, completed its previously announced offering of an aggregate principal amount of $400 million of Lazard Group’s 3.750% Senior Notes due 2025 (the “Notes”) in a registered public offering pursuant to Lazard Group’s shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on May 29, 2014 (Registration No. 333-196350).

The Notes were issued pursuant to a sixth supplemental indenture, dated February 13, 2015, between Lazard Group and The Bank of New York Mellon, as trustee, to an indenture, dated May 10, 2005, between Lazard Group and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The Notes bear interest at the rate of 3.750% per year. Interest on the Notes is payable on March 1 and September 1 of each year, beginning on September 1, 2015, except that the last payment of interest will be made on February 13, 2025. The Notes will mature on February 13, 2025. Lazard Group may, at its option, redeem some or all of the Notes at any time by paying a “make-whole” premium, plus accrued and unpaid interest, if any, to the redemption date. In addition, holders of the Notes may require Lazard Group to repurchase the Notes upon the occurrence of a change of control triggering event. The Notes are senior unsecured obligations of Lazard Group and rank equally with all of its other existing and future senior unsecured indebtedness. Neither Lazard Ltd nor any of Lazard Group’s subsidiaries will guarantee the notes. The indenture and sixth supplemental indenture contain certain covenants, events of default and other customary provisions.

On February 10, 2015, Lazard Group entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, the Notes.

The foregoing descriptions of the Notes, the indenture, the sixth supplemental indenture and the Underwriting Agreement are only a summary and are qualified in their entirety by reference to the full text of the indenture, the sixth supplemental indenture and the Underwriting Agreement. A copy of the sixth supplemental indenture is attached hereto as Exhibit 4.1, a copy of the indenture is attached as Exhibit 4.1 to Lazard Group’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005, a copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and each is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On February 13, 2015, Lazard Ltd issued a press release announcing the completion of the offering of the Notes by Lazard Group. Lazard Ltd also announced the delivery of a notice of redemption by Lazard Group to redeem an aggregate principal amount of $450 million of Lazard Group’s 6.85% Senior Notes due 2017 (the “2017 Notes”) to all holders of the 2017 Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 10, 2015, among Lazard Group LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto

4.1	Sixth Supplemental Indenture, dated as of February 13, 2015, between Lazard Group LLC and The Bank of New York Mellon, as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to Lazard Group’s 3.750% Senior Notes due 2025

12.1	Computation of Ratio of Earnings to Fixed Charges of Lazard Group

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

99.1	Press Release, dated February 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD LTD

By:	/s/ Matthieu Bucaille
	Name:	Matthieu Bucaille
	Title:	Chief Financial Officer

Date: February 13, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 10, 2015, among Lazard Group LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto

4.1	Sixth Supplemental Indenture, dated as of February 13, 2015, between Lazard Group LLC and The Bank of New York Mellon, as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to Lazard Group’s 3.750% Senior Notes due 2025

12.1	Computation of Ratio of Earnings to Fixed Charges of Lazard Group

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

99.1	Press Release, dated February 13, 2015